Exhibit 1.1

Hydra Industries Acquisition Corp.

8,000,000 Units

($10.00 per Unit)

Underwriting Agreement

October 24, 2014

Underwriting Agreement

October 24, 2014

UBS Securities LLC

as Managing Underwriter

c/o UBS Securities LLC

299 Park Avenue

New York, New York 10171-0026

Ladies and Gentlemen:

Hydra Industries Acquisition Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule A annexed hereto (the “Underwriters”), for whom you are acting as representative, an aggregate of 8,000,000 units (the “Firm Units”), each Unit consisting of one share of common stock, $0.0001 par value per share (the “Common Stock”), of the Company, one right (the “Rights”) and one warrant to purchase one-half of one share of Common Stock (the “Public Warrants”). In addition, solely for the purpose of covering over-allotments, the Company proposes to grant to the Underwriters the option to purchase from the Company up to an additional 1,200,000 Units (the “Additional Units”). The Firm Units and the Additional Units are hereinafter collectively sometimes referred to as the “Units.” The Units are described in the Prospectus which is referred to below.

The shares of Common Stock, Rights and Warrants (as defined below) included in the Units will not trade separately until the 52nd day following the date of the Prospectus (unless the representative informs the Company of its decision to allow earlier separate trading), subject to (a) the Company’s preparation of an audited balance sheet reflecting the receipt by the Company of the proceeds of the offering of the Units, (b) the filing of such audited balance sheet with the Commission on a Form 8-K or similar form by the Company that includes such audited balance sheet, and (c) the Company having issued a press release announcing when such separate trading will begin. Each Public Warrant entitles its holder, upon exercise, to purchase one-half of one share of Common Stock for $5.75 per half share (or $11.50 per whole share) during the period commencing on the later of thirty (30) days after the completion of an initial Business Combination (as defined below) or twelve (12) months from the date of the initial public offering contemplated by this Agreement (the “Offering”) and terminating on the five-year anniversary of the date of the completion of such initial Business Combination or earlier upon redemption; provided, however, that pursuant to the Warrant Agreement (as defined below), a warrant may not be exercised for a fractional share, so that only an even number of warrants may be exercised at any given time by a holder thereof. Each Right entitles the holder to receive one-tenth (1/10) of one share of Common Stock upon consummation of an initial Business Combination. As used herein, the term “Business Combination” (as described more fully in the Registration Statement (as defined below)) shall mean a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.

The Company has prepared and filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Act”), with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (File No. 333-198236) under the Act, including a prospectus, relating to the Units.

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended, at the time of such registration statement’s effectiveness for purposes of Section 11 of the Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof, (ii) any information contained in a prospectus filed with the Commission pursuant to Rule 424(b) under the Act, to the extent such information is deemed, pursuant to Rule 430A or Rule 430C under the Act, to be part of the registration statement at the Effective Time, and (iii) any registration statement filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act.

Except where the context otherwise requires, “Prospectus,” as used herein, means the prospectus, relating to the Units, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the date hereof (or such earlier time as may be required under the Act), or, if no such filing is required, the final prospectus included in the Registration Statement at the time it became effective under the Act, in each case in the form furnished by the Company to you for use by the Underwriters and by dealers in connection with the offering of the Units.

The Company has entered into an Investment Management Trust Agreement, effective as of October 24, 2014, with Continental Stock Transfer & Trust Company (“CST”), as trustee, in substantially the form filed as Exhibit 10.4 to the Registration Statement (the “Trust Agreement”), pursuant to which the proceeds from the sale of the Private Placement Warrants (as defined below) and certain proceeds of the Offering will be deposited and held in a trust account (the “Trust Account”) for the benefit of the Company, the Underwriters and the holders of the Firm Units and the Additional Units, if and when issued.

The Company has entered into a Warrant Agreement, effective as of October 24, 2014, with respect to the Warrants with CST, as warrant agent, in substantially the form filed as Exhibit 4.6 to the Registration Statement (the “Warrant Agreement”), pursuant to which CST will act as warrant agent in connection with the issuance, registration, transfer, exchange, redemption, and exercise of the Warrants.

The Company has entered into Securities Subscription Agreements, each dated as of July 11, 2014 (each, a “Subscription Agreement” and together, the “Subscription Agreements”), with each of Hydra Industries Sponsor LLC, a Delaware limited liability company (the “Hydra Sponsor”), and MIHI LLC, a Delaware limited liability company (the “Macquarie Sponsor” and, together with the Hydra Sponsor, the “Sponsors”), in substantially the forms filed as Exhibits 10.6 and 10.7, respectively, to the Registration Statement, pursuant to which the Sponsors purchased an aggregate of 2,875,000 shares of Common Stock for an aggregate purchase price of $25,000, or approximately $0.01 per share (the “Founder Shares”). The Founder Shares are substantially similar to the Common Stock included in the Units except as described in the Prospectus.

The Hydra Sponsor has entered into a Securities Assignment Agreement, dated as of July 29, 2014 (the “Initial Securities Assignment Agreement”), with JL Hercules, LLC, a Delaware limited liability company (“JL Hercules”), and MS Hercules, LLC, a Delaware limited liability company (“MS Hercules”), pursuant to which the Hydra Sponsor assigned and sold 429,000 Founder Shares to JL Hercules (up to 39,000 of which are subject to forfeiture (giving effect to the Cancellation Agreement (as defined below)) depending on the extent to which the Over-Allotment Option (as defined below) is exercised) and 75,000 Founder Shares to MS Hercules (up to 6,818 of which are subject to forfeiture (giving effect to the Cancellation Agreement (as defined below)) depending on the extent to which the Over-Allotment Option is exercised).

The Company, the Hydra Sponsor, the Macquarie Sponsor, JL Hercules and MS Hercules entered into a Cancellation of Shares, dated as of October 24, 2014 (the “Cancellation Agreement”), pursuant to which an aggregate of 575,000 Founder Shares were returned to the Company and cancelled.

The Hydra Sponsor has entered into a Securities Assignment Agreement, dated as of October 3, 2014 (the “Second Securities Assignment Agreement”), with certain advisors to Hydra Management LLC and Mr. Jonathan Miller, pursuant to which the Hydra Sponsor assigned and sold an aggregate of 22,000 Founder Shares to such advisors (up to 2,500 of which are subject to forfeiture depending on the extent to which the Over-Allotment Option (as defined below) is exercised) and 25,000 Founder Shares to Mr. Miller (none of which is subject to forfeiture).

The Hydra Sponsor has entered into a Securities Assignment Agreement, dated as of October 13, 2014 (the “Third Securities Assignment Agreement”), with Mr. M. Brent Stevens and Mr. Kenneth Shea, pursuant to which the Hydra Sponsor assigned and sold 25,000 Founder Shares to Mr. Stevens and 25,000 Founder Shares to Mr. Shea (none of which is subject to forfeiture).

The Macquarie Sponsor has entered into a Securities Assignment Agreement, dated as of October 10, 2014, (the “Macquarie Securities Assigment Agreement” and, collectively with the First Securities Assignment Agreement, the Second Securities Assignment Agreement and the Third Securities Assignment Agreement, the “Securities Assignment Agreements”), with Mr. Stephen J. Dannhauser, pursuant to which the Macquarie Sponsor assigned and sold 25,000 Founder Shares to Mr. Dannhauser (none of which is subject to forfeiture).

The Company has entered into a Contingent Forward Purchase Contract, dated as of October 24, 2014, with the Macquarie Sponsor, in substantially the form filed as Exhibit 10.12 to the Registration Statement (the “Contingent Forward Purchase Contract”), pursuant to which the Macquarie Sponsor agreed to purchase an aggregate of 2,000,000 Units (the “Forward Purchase Units”) and an additional 500,000 shares of Common Stock (the “Forward Purchase Founder Shares”), for an aggregate purchase price of $20,004,347.83. The Forward Purchase Founder Shares are substantially similar to the Founder Shares.

The Company has entered into a Warrant Purchase Agreement, dated as of October 24, 2014 (the “Warrant Subscription Agreement”), with the Macquarie Sponsor and Messrs. A. Lorne Weil and Martin Schloss, in substantially the form filed as Exhibit 10.8 to the Registration Statement, pursuant to which the Macquarie Sponsor and Messrs. A. Lorne Weil and Martin Schloss agreed to purchase an aggregate of 7,500,000 warrants (or up to 8,100,000 warrants depending on the extent to which the Over-Allotment Option is exercised in full), each entitling the holder to purchase one-half of one share of Common Stock at an exercise price of $5.75 per half share ($11.50 per whole share) (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”). The Private Placement Warrants are substantially similar to the Public Warrants except as described in the Prospectus.

The Company has entered into a Rights Agreement, dated as of October 24, 2014, with respect to the Rights with CST, as rights agent, in substantially the form filed as Exhibit 4.5 to the Registration Statement (the “Rights Agreement”).

The Company has entered into a Registration Rights Agreement, dated as of October 24, 2014, with the Sponsors and the other parties thereto, in substantially the form filed as Exhibit 10.5 to the Registration Statement (the “Registration Rights Agreement”), pursuant to which the Company has granted certain registration rights in respect of the Founder Shares, the Forward Purchase Founder Shares, the Forward Purchase Units, the shares of Common Stock underlying the Forward Purchase Units, any shares of Common Stock underlying the Rights issued to the Macquarie Sponsor as a constituent of the Forward Purchase Units, the Private Placement Warrants, any shares of Common Stock issued or issuable upon the exercise of any such Private Placement Warrants and any shares of Common Stock issued or issuable upon the exercise of a Private Placement Warrant issued to the Macquarie Sponsor as a constituent of the Forward Purchase Units.

The Company has entered into an agreement, dated October 24, 2014, with each of the Sponsors, JL Hercules, MS Hercules and each of the Company’s officers, directors, and director nominees, in substantially the form filed as Exhibit 10.3 to the Registration Statement (collectively, the “Insider Letters”).

The Company entered into an agreement, dated October 24, 2014, with Macquarie Capital (USA) Inc., in substantially the form filed as Exhibit 10.13 to the Registration Statement (the “ROFR Letter”), pursuant to which the Company has granted Macquarie Capital (USA) Inc. a right of first refusal for a period of 36 months to provide certain financial advisory, underwriting, capital raising and other services.

The Company has entered into an Agreement Among Sponsors, dated October 24, 2014, with the Sponsors, in substantially the form filed as Exhibit 10.14 to the Registration Statement (the “Sponsor Agreement”), pursuant to which the Company has agreed, among other things, not to consummate a business combination without the Macquarie Sponsor’s consent, subject to certain exceptions therein.

The Company has entered into an Administrative Services Agreement, dated as of October 24, 2014, with Lorne Weil, Inc., in substantially the form filed as Exhibit 10.10 to the Registration Statement (the “Administrative Services Agreement”), pursuant to which the Company will pay to Lorne Weil, Inc. an aggregate monthly fee of $10,000 for certain office space, utilities and secretarial support.

“Preliminary Prospectus,” as used herein, means, as of any time, the prospectus relating to the Units that is included in the Registration Statement immediately prior to that time.

“Exempt Written Communication,” as used herein, means each written communication, if any, by the Company or any person authorized to act on behalf of the Company made to one or more qualified institutional buyers (“QIBs”) as such term is defined in Rule 144A under the Act and/or one or more institutions that are accredited investors (“IAIs”), as defined in Rule 501(a) under the Act to determine whether such investors might have an interest in a contemplated securities offering.

“Exempt Oral Communication,” as used herein, means each oral communication made prior to the filing of the Registration Statement by the Company or any person authorized to act on behalf of the Company made to one or more QIBs and/or one or more IAIs to determine whether such investors might have an interest in a contemplated securities offering.

“Permitted Exempt Written Communication,” as used herein, means the documents listed on Schedule B attached hereto.

“Covered Exempt Written Communication,” as used herein, means (i) each Exempt Written Communication that is not a Permitted Exempt Written Communication and (ii) each Permitted Exempt Written Communication.

“Disclosure Package,” as used herein, means, collectively, the Preliminary Prospectus, together with the pricing information set forth on Schedule B attached hereto.

“Applicable Time”, as used herein, means 9:30 A.M., New York City time, on October 24, 2014.

As used in this Agreement, “business day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Agreement, shall in each case refer to this Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Agreement. The term “or,” as used herein, is not exclusive.

The Company has prepared and filed, in accordance with Section 12 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”), a registration statement (as amended, the “Exchange Act Registration Statement”) on Form 8-A (File No. 001-36689) under the Exchange Act to register, under Section 12(b) of the Exchange Act, the classes of securities consisting of the Units, the Common Stock, the Rights and the Warrants.

The Company and the Underwriters agree as follows:

1. Sale and Purchase. Upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the respective Underwriters and each of the Underwriters, severally and not jointly, agrees to purchase from the Company the number of Firm Units set forth opposite the name of such Underwriter in Schedule A attached hereto, subject to adjustment in accordance with Section 8 hereof, in each case at a purchase price of $9.75 per Unit. The Company is advised by you that the Underwriters intend (i) to make a public offering of their respective portions of the Firm Units as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Firm Units upon the terms set forth in the Prospectus.

In addition, the Company hereby grants to the several Underwriters the option (the “Over-Allotment Option”) to purchase, and upon the basis of the representations and warranties and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase, severally and not jointly, from the Company, ratably in accordance with the number of Firm Units to be purchased by each of them, all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Firm Units, at the same purchase price per Firm Unit to be paid by the Underwriters to the Company. The Over-Allotment Option may be exercised by UBS Securities LLC (“UBS”) on behalf of the several Underwriters at any time and from time to time on or before the forty-fifth day following the date of the Prospectus, by written notice to the Company. Such notice shall set forth the aggregate number of Additional Units as to which the Over-Allotment Option is being exercised and the date and time when the Additional Units are to be delivered (any such date and time being herein referred to as an “additional time of purchase”); provided, however, that no additional time of purchase shall be earlier than the “time of purchase” (as defined below) nor earlier than the second business day after the date on which the Over-Allotment Option shall have been exercised nor later than the tenth business day after the date on which the Over-Allotment Option shall have been exercised. The number of Additional Units to be sold to each Underwriter shall be the number which bears the same proportion to the aggregate number of Additional Units being purchased as the number of Firm Units set forth opposite the name of such Underwriter on Schedule A hereto bears to the total number of Firm Units (subject, in each case, to such adjustment as UBS may determine to eliminate fractional shares), subject to adjustment in accordance with Section 8 hereof.

In addition to the discount from the public offering price represented by the Purchase Price set forth in the first sentence of this Section 1, the Company hereby agrees to pay to the Underwriters a deferred discount of up to $0.35 per Unit (including both Firm Units and Additional Units) purchased hereunder (the “Deferred Discount”), subject to Section 4(oo) herein. The Underwriters hereby agree that if no Business Combination is consummated within the time period provided in the Trust Agreement and the funds held under the Trust Agreement are distributed to the holders of the Common Stock included in the Units sold pursuant to this Agreement (the “Public Stockholders”), (i) the Underwriters will forfeit any rights or claims to the Deferred Discount and (ii) the trustee under the Trust Agreement is authorized to distribute the Deferred Discount to the Public Stockholders on a pro rata basis.

2. Payment and Delivery. Payment of the purchase price for the Firm Units (including the Deferred Discount) shall be made to the Company by federal funds wire transfer against delivery of the certificates for the Firm Units to you through the facilities of The Depository Trust Company (“DTC”) for the respective accounts of the Underwriters. Such payment and delivery shall be made at 10:00 A.M., New York City time, on October 29, 2014 (unless another time shall be agreed to by you and the Company or unless postponed in accordance with the provisions of Section 8 hereof). The time at which such payment and delivery are to be made is hereinafter sometimes called the “time of purchase.” Electronic transfer of the Firm Units shall be made to you at the time of purchase in such names and in such denominations as you shall specify.

Payment of the purchase price for the Additional Units (including the Deferred Discount) shall be made at the additional time of purchase in the same manner and at the same office and time of day as the payment for the Firm Units. Electronic transfer of the Additional Units shall be made to you at the additional time of purchase in such names and in such denominations as you shall specify.

Deliveries of the documents described in Section 6 hereof with respect to the purchase of the Units shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP at 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, at 9:00 A.M., New York City time, on the date of the closing of the purchase of the Firm Units or the Additional Units, as the case may be.

3. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

(a) the Registration Statement has heretofore become effective under the Act or, with respect to any registration statement to be filed to register the offer and sale of Units pursuant to Rule 462(b) under the Act, will be filed with the Commission and become effective under the Act no later than 10:00 P.M., New York City time, on the date of determination of the public offering price for the Units; no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus, or the effectiveness of the Registration Statement, has been issued, and no proceedings for such purpose have been instituted or, to the Company’s knowledge, are contemplated by the Commission; the Exchange Act Registration Statement has become effective as provided in Section 12 of the Exchange Act;

(b) as of the Effective Time, the Registration Statement complied in all material respects with the requirements of the Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of the Applicable Time, the Preliminary Prospectus complied in all material respects with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and the Disclosure Package did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Prospectus will comply, as of its date, the time of purchase and each additional time of purchase, if any, in all material respects, with the requirements of the Act (including, without limitation, Section 10(a) of the Act) and, as of the date the Prospectus is filed with the Commission, the time of purchase and any additional time of purchase, if any, the Prospectus will not, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty in this Section 3(b) with respect to any statement contained in the Registration Statement, the Disclosure Package or the Prospectus made in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus;

(c) prior to the execution of this Agreement, the Company has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (within the meaning of the Act) or used any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Preliminary Prospectus; the Company has not, directly or indirectly, prepared, used or referred to any “free writing prospectus” (as defined in Rule 405 under the Act); the Preliminary Prospectus dated October 24, 2014 is a prospectus that, other than by reason of Rule 433 or Rule 431 under the Act, satisfies the requirements of Section 10 of the Act, including a price range where required by rule; the Company is and was an “ineligible issuer” (as defined in Rule 405 under the Act) as of the eligibility determination date for purposes of Rules 164 and 433 under the Act with respect to the offering of the Units contemplated by the Registration Statement; the parties hereto agree and understand that the content of any and all “road shows” (as defined in Rule 433 under the Act), Exempt Oral Communications and Covered Exempt Written Communications related to the offering of the Units contemplated hereby are solely the property of the Company; and the Company has caused there to be made available at least one version of a “bona fide electronic road show” (as defined in Rule 433 under the Act) in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any Electronic Road Show; the Company (i) has not alone engaged in any Exempt Written Communication or Exempt Oral Communication other than the Permitted Exempt Written Communications or Exempt Oral Communications with the consent of UBS with entities that are, based on the Company's reasonable belief, qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than UBS to engage in Exempt Written Communications or Exempt Oral Communications; the Company reconfirms that UBS has been authorized to act on its behalf in undertaking the Exempt Written Communications and Exempt Oral Communications. The Company has not distributed any Exempt Written Communications other than those which were contemporaneous with a live oral presentation and were not left behind or distributed in advance to the audience and were in the form provided in advance to UBS;

(d) as of the date of this Agreement, the Company qualifies as an emerging growth company (“EGC”), as defined in Section 2(a)(19) of the Act;

(e) each Permitted Exempt Written Communication, if any, did not as of its date include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(f) the Company has, prior to the date of the Preliminary Prospectus, furnished to you a list containing the names of the recipients of all Covered Exempt Written Communications and all Exempt Oral Communications;

(g) the Company has filed publicly on the Commission’s EDGAR database at least 21 calendar days prior to any “road show,” (as defined in Rule 433 under the Act) any registration statements and registration amendments relating to the offer and sale of the Units;

(h) each Covered Exempt Written Communication, if any, does not as of the date hereof conflict with the information contained in the Registration Statement, the Preliminary Prospectus and the Prospectus;

(i) as of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Securities”, and, as of the time of purchase and any additional time of purchase, as the case may be, the Company shall have an authorized and outstanding capitalization as set forth in the sections of the Registration Statement, the Disclosure Package and the Prospectus entitled “Capitalization” and “Description of Securities”, each Preliminary Prospectus and the Prospectus; all of the issued and outstanding shares of capital stock, including the Units, of the Company have been duly authorized and validly issued and are fully paid and non-assessable, have been issued in compliance with all applicable securities laws and were not issued in violation of any preemptive right, resale right, right of first refusal or similar right; the Units are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on The NASDAQ Capital Market (the “NASDAQ”);

(j) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus, to execute and deliver this Agreement, the Trust Agreement, the Warrant Agreement, the Rights Agreement, the Subscription Agreements, the Contingent Forward Purchase Contract, the Warrant Subscription Agreement, the Registration Rights Agreement, the Insider Letters, the ROFR Letter, the Sponsor Agreement and the Administrative Services Agreement and to issue, sell and deliver the Units as contemplated herein and therein;

(k) the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, either (i) have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company, (ii) prevent or materially interfere with consummation of the transactions contemplated hereby or (iii) prevent the Units from being accepted for listing on, or result in the delisting of Units from the NASDAQ (the occurrence of any such effect or any such prevention or interference or any such result described in the foregoing clauses (i), (ii) and (iii) being herein referred to as a “Material Adverse Effect”);

(l) the Company has no subsidiaries (as defined under the Act); the Company does not own, directly or indirectly, any shares of stock or any other equity interests or long-term debt securities of any corporation, firm, partnership, joint venture, association or other entity; complete and correct copies of the charters and the bylaws of the Company and all amendments thereto have been delivered to you, and, except as set forth in the exhibits to the Registration Statement, no changes therein will be made on or after the date hereof through and including the time of purchase or, if later, any additional time of purchase;

(m) the Units have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(n) the shares of Common Stock included in the Units and the Forward Purchase Units have been duly authorized and, when issued and delivered against payment therefor as provided herein or by the Macquarie Sponsor pursuant to the Contingent Forward Purchase Contract, as applicable, will be duly and validly issued, fully paid and non-assessable and free of statutory and contractual preemptive rights, resale rights, rights of first refusal and similar rights;

(o) the Warrants included in the Units and the Forward Purchase Units, when executed, authenticated, issued and delivered in the manner set forth in the Warrant Agreement against payment for the Units by the Underwriters as provided herein or by the Macquarie Sponsor pursuant to the Contingent Forward Purchase Contract, as applicable, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(p) the Rights included in the Units and the Forward Purchase Units, when executed, authenticated, issued and delivered in the manner set forth in the Rights Agreement against payment for the Units by the Underwriters as provided herein or by the Macquarie Sponsor pursuant to the Contingent Forward Purchase Contract, as applicable, will be duly executed, authenticated, issued and delivered, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(q) the Private Placement Warrants, when delivered upon the consummation of this offering, will be duly executed, authenticated and issued, and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(r) the Forward Purchase Founder Shares have been duly authorized and, when issued and delivered against payment by the Macquarie Sponsor pursuant to the Contingent Forward Purchase Contract, will be validly issued, fully paid and non-assessable;

(s) the shares of Common Stock issuable upon exercise of the Warrants included in the Units, the Forward Purchase Units and the Private Placement Warrants have been duly authorized and reserved for issuance upon exercise thereof and, when issued and delivered against payment therefor pursuant to the Warrants and the Private Placement Warrants or by the Macquarie Sponsor pursuant to the Contingent Forward Purchase Contract, as applicable, and the Warrant Agreement, will be validly issued, fully paid and non-assessable; the holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken;

(t) the shares of Common Stock underlying the Rights included in the Units and the Forward Purchase Units have been duly authorized and reserved for issuance upon conversion thereof and, when issued and delivered against payment therefor pursuant to this Agreement or by the Macquarie Sponsor pursuant to the Contingent Forward Purchase Contract, as applicable, and the Rights Agreement, and subject to the consummation of the Business Combination, will be validly issued, fully paid and non-assessable; the holders of such Common Stock are not and will not be subject to personal liability by reason of being such holders; such Common Stock is not and will not be subject to any preemptive or other similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such Common Stock (other than such execution, countersignature and delivery at the time of issuance) has been duly and validly taken;

(u) the Founder Shares have been duly authorized and are validly issued, fully paid and non-assessable;

(v) the capital stock of the Company, including the Units, conforms in all material respects to each description thereof, if any, contained in the Registration Statement, the Disclosure Package and the Prospectus; and the certificates for the Units are in due and proper form;

(w) this Agreement has been duly authorized, executed and delivered by the Company;

(x) the Trust Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(y) the Warrant Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(z) the Rights Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(aa) each Subscription Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, each Sponsor, and is a valid and binding agreement of the Company and, to the Company’s knowledge, each Sponsor, enforceable against the Company and, to the Company’s knowledge, each Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(bb) the Contingent Forward Purchase Contract has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Macquarie Sponsor and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Macquarie Sponsor, enforceable against the Company and, to the Company’s knowledge, the Macquarie Sponsor in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(cc) the Warrant Subscription Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Macquarie Sponsor, A. Lorne Weil and Martin Schloss, and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Macquarie Sponsor, A. Lorne Weil and Martin Schloss, enforceable against the Company and, to the Company’s knowledge, the Macquarie Sponsor, A. Lorne Weil and Martin Schloss, in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(dd) the Registration Rights Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, each Sponsor, director and officer, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(ee) each of the Insider Letters has been duly authorized, executed and delivered by the Company and each Sponsor, each such executive officer, director and director nominee, respectively, and is a valid and binding agreement of the Company and, to the Company’s knowledge, each Sponsor, each such executive officer, director and director nominee, respectively, enforceable against the Company and, to the Company’s knowledge, each Sponsor, each such executive officer, director and director nominee, respectively in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(ff) the ROFR Letter has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(gg) the Sponsor Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(hh) the Cancellation Agreement has been duly authorized, executed and delivered by the Company and, to the Company’s knowledge, the Sponsors, JL Hercules and MS Hercules and is a valid and binding agreement of the Company and, to the Company’s knowledge, the Sponsors, JL Hercules and MS Hercules enforceable against the Company and, to the Company’s knowledge, the Sponsors, JL Hercules and MS Hercules in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(ii) the Administrative Services Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, or similar laws affecting creditors’ rights generally from time to time in effect and by equitable principles of general applicability;

(jj) the Company is not in breach or violation of or in default under (nor has any event occurred which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (A) its charter or bylaws, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to it or any of its properties;

(kk) the execution, delivery and performance of this Agreement, the Trust Agreement, the Warrant Agreement, the Rights Agreement, the Contingent Forward Purchase Contract, the Warrant Subscription Agreement, the Cancellation Agreement, the Registration Rights Agreement, the Insider Letters and the ROFR Letter, the issuance and sale of the Units and the consummation of the transactions contemplated hereby and thereby will not, and the execution, delivery, and performance of the Subscription Agreements and the transactions contemplated thereby did not, conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which, with notice, lapse of time or both, would result in any breach or violation of, constitute a default under or give the holder of any indebtedness (or a person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a part of such indebtedness under) (or result in the creation or imposition of a lien, charge or encumbrance on any property or assets of the Company pursuant to) (A) the charter or bylaws of the Company, or (B) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company is a party or by which it or any of its properties may be bound or affected, or (C) any federal, state, local or foreign law, regulation or rule, or (D) any rule or regulation of any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the rules and regulations of the NASDAQ), or (E) any decree, judgment or order applicable to the Company or any of its properties;

(ll) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or of or with any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), or approval of the stockholders of the Company, is required in connection with the issuance and sale of the Units or in connection with the transactions contemplated in the Trust Agreement, the Warrant Agreement, the Rights Agreement, the Subscription Agreements, the Forward Purchase Contract, the Warrant Subscription Agreement, the Cancellation Agreement, the Registration Rights Agreement, the Insider Letters, the ROFR Letter, the Sponsor Agreement or the Administrative Services Agreement or the consummation by the Company of the transactions contemplated hereby or thereby, other than (i) registration of the Units under the Act, which has been effected (or, with respect to any registration statement to be filed hereunder pursuant to Rule 462(b) under the Act, will be effected in accordance herewith), (ii) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Units are being offered by the Underwriters, (iii) under the Conduct Rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (iv) any listing applications and related consents or any notices required by NASDAQ in the ordinary course of the offering of the Units and (v) filings with the Commission pursuant to Rule 424(b) under the Act;

(mm) except as described in the Registration Statement (excluding the exhibits thereto), each Preliminary Prospectus and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Units or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase any Units or shares of any other capital stock of or other equity interests in the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Units; no person has the right, contractual or otherwise, to cause the Company to register under the Act any Units or shares of any other capital stock of or other equity interests in the Company or to include any such shares or interests in the Registration Statement or the offering contemplated thereby;

(nn) the Company has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any applicable law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, in order to conduct its business; the Company is not in violation of, or in default under, nor has it received notice of any proceedings relating to revocation or modification of, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(oo) there are no actions, suits, claims, investigations or proceedings pending or, to the Company’s knowledge, threatened or contemplated to which the Company or any of its directors or officers is or would be a party or of which its properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, or before or by any self-regulatory organization or other non-governmental regulatory authority (including, without limitation, the NASDAQ), except any such action, suit, claim, investigation or proceeding which, if resolved adversely to the Company, would not, individually or in the aggregate, have a Material Adverse Effect;

(pp) Marcum LLP, whose report on the financial statements of the Company is included in the Registration Statement, the Disclosure Package and the Prospectus, are independent registered public accountants as required by the Act and by the rules of the Public Company Accounting Oversight Board;

(qq) the financial statements included in the Registration Statement, the Disclosure Package and the Prospectus, together with the related notes and schedules present fairly the financial position of the Company as of the dates indicated and the results of operations, cash flows and changes in stockholders’ equity of the Company for the periods specified and have been prepared in compliance with the requirements of the Act and Exchange Act and in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved; there are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Disclosure Package or the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations), not described in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(rr) subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, in each case excluding any amendments or supplements to the foregoing made after the execution of this Agreement, there has not been (i) any material adverse change, or any development involving a prospective material adverse change, in the business, properties, management, financial condition or results of operations of the Company, (ii) any transaction which is material to the Company, (iii) any obligation or liability, direct or contingent (including any off-balance sheet obligations), incurred by the Company, which is material to the Company, (iv) any change in the capital stock or outstanding indebtedness of the Company or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company;

(ss) the Company is not and, after giving effect to the offering and sale of the Units and the application of the proceeds thereof, will not be, an “investment company” or an entity “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(tt) the Company does not own any property (real or personal, excluding for the purposes of this Section 3(tt), the matters covered by Section 3(uu)); the property described in the Registration Statement, the Disclosure Package and the Prospectus as being available for use by the Company is available for use thereby under a valid and enforceable agreement;

(uu) the Company does not own or possess any inventions, patent applications, patents, trademarks (whether registered or unregistered), tradenames, service names, copyrights, trade secrets or other proprietary information owned or licensed by it; the Company has not infringed or is infringing the intellectual property of a third party, and the Company has not received notice of a claim by a third party to the contrary;

(vv) the Company is not subject to any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, permit, license, authorization or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials (“Environmental Laws”), and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law);

(ww) all tax returns required to be filed by the Company have been timely filed (within any applicable time limit extensions permitted by the relevant tax authority), and all taxes and other assessments of a similar nature (whether imposed directly or through withholding) including any interest, additions to tax or penalties applicable thereto due or claimed to be due from such entities have been timely paid, other than those being contested in good faith and for which adequate reserves have been provided;

(xx) other than directors' and officers' liability insurance, the Company does not maintain any insurance covering its operations, personnel and businesses; such directors' and officers' liability insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; the Company does not have reason to believe that it will not be able to (i) renew any such insurance as and when such insurance expires or (ii) obtain comparable coverage from similar institutions;

(yy) the Company has not sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in any Preliminary Prospectus or the Prospectus, or referred to or described in, or filed as an exhibit to, the Registration Statement, and no such termination or non-renewal has been threatened by the Company or, to the Company’s knowledge, any other party to any such contract or agreement;

(zz) the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(aaa) the Company maintains effective “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act to the extent required by such rule); the Company is not aware of (i) any material weakness in internal control over financial reporting or (ii) any change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(bbb) all statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate;

(ccc) neither the Company nor, to the knowledge of the Company, any Sponsor, director, officer, agent, employee or affiliate of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “Foreign Corrupt Practices Act”); and the Company and, to the knowledge of the Company, its affiliates have instituted and maintain policies and procedures designed to ensure continued compliance therewith;

(ddd) the operations of the Company and, to the knowledge of the Company, each Sponsor and affiliate are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the USA Patriot Act, the Bank Secrecy Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator or non-governmental authority involving the Company or, to the knowledge of the Company, any Sponsor or affiliate with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened;

(eee) neither the Company nor, to the knowledge of the Company, any Sponsor, director, officer, agent, employee or affiliate of the Company is currently subject to any sanctions administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the United Nations Security Council, the European Union, Her Majesty’s Treasury or any other relevant sanctions authority; and the Company will not directly or indirectly use the proceeds of the offering of the Units contemplated hereby, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity for the purpose of financing the activities of any person currently subject to any sanctions administered or enforced by such authorities;

(fff) the Company acknowledges that, in accordance with the requirements of the USA Patriot Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients;

(ggg) to the knowledge of the Company, all information contained in the questionnaires (the “Questionnaires”) completed by the Macquarie Sponsor and the Company’s officers, directors and director nominees and provided to the Underwriters is true and correct and the Company has not become aware of any information that would cause the information disclosed in the Questionnaires completed by the Macquarie Sponsor or the Company’s officers, directors and director nominees to become inaccurate and incorrect;

(hhh) prior to the date hereof, the Company has not identified any acquisition target and has not, nor to its knowledge, has anyone on its behalf, initiated any substantive discussions with an entity that the Company will acquire in its initial Business Combination;

(iii) there is and has been no failure on the part of the Company to, or to the knowledge of the Company, any of the Company’s officers or directors, in their capacities as such, to comply with (as and when applicable) and immediately following the Effective Time the Company and, to the knowledge of the Company, the officers or directors of the Company, in their capacities as such, will be in compliance with, the phase-in provisions of NASDAQ Marketplace Rule IM 5615 (including the provisions of Rule IM 5605 to the extent applicable pursuant to Rule IM 5615) and all other provisions of the NASDAQ Stock Market LLC corporate governance requirements set forth in the NASDAQ Marketplace Rules;

(jjj) the issuance and sale of the Units as contemplated hereby will not cause any holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company to have any right to acquire any shares of preferred stock of the Company;

(kkk) except pursuant to this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or by the Registration Statement;

(lll) neither the Company nor, to the knowledge of the Company, any Sponsor nor any of their respective directors or officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units; and

(mmm) to the Company’s knowledge, there are no affiliations or associations between (i) any member of FINRA and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially filed with the Commission, except as disclosed in the Registration Statement (excluding the exhibits thereto), the Disclosure Package and the Prospectus.

In addition, any certificate signed by any officer of the Company in his capacity as an officer of the Company and delivered to any Underwriter or counsel for the Underwriters in connection with the offering of the Units shall be deemed to be a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

4. Certain Covenants of the Company. The Company hereby agrees:

(a) to furnish such information as may be reasonably required and otherwise to cooperate in qualifying the Units for offering and sale under the securities or blue sky laws of such states or other jurisdictions as you may designate and to maintain such qualifications in effect so long as you may request for the distribution of the Units; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Units); and to promptly advise you of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for offer or sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(b) to make available to the Underwriters in New York City, as soon as practicable after this Agreement becomes effective, and thereafter from time to time to furnish to the Underwriters, as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriters may request for the purposes contemplated by the Act; in case any Underwriter is required to deliver (whether physically or through compliance with Rule 172 under the Act or any similar rule), in connection with the sale of the Units, a prospectus after the nine-month period referred to in Section 10(a)(3) of the Act, the Company will prepare, at its expense, promptly upon request such amendment or amendments to the Registration Statement and the Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act;

(c) if, at the time this Agreement is executed and delivered, it is necessary or appropriate for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the Act, to be filed with the Commission and become effective before the Units may be sold, the Company will use its best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective, and will pay any applicable fees in accordance with the Act, as soon as possible; and the Company will advise you promptly and, if requested by you, will confirm such advice in writing, (i) when such post-effective amendment or such Registration Statement has become effective, and (ii) if Rule 430A under the Act is used, when the Prospectus is filed with the Commission pursuant to Rule 424(b) under the Act (which the Company agrees to file in a timely manner in accordance with such Rules);

(d) for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) to notify you immediately upon an event that causes the Company to no longer qualify as an EGC;

(e) to advise you promptly, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order, suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to use its best efforts to obtain the lifting or removal of such order as soon as possible; to advise you promptly of any proposal to amend or supplement the Registration Statement or the Exchange Act Registration Statement, any Preliminary Prospectus or the Prospectus, and to provide you and Underwriters’ counsel copies of any such documents for review and comment a reasonable amount of time prior to any proposed filing and to file no such amendment or supplement to which you shall object in writing;

(f) subject to Section 4(e) hereof, to file promptly all reports and documents and any preliminary or definitive proxy or information statement required to be filed by the Company with the Commission in order to comply with the Exchange Act for so long as a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units; and to provide you, for your review and comment, with a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing, and to file no such report, statement or document to which you shall have objected in writing; and to promptly notify you of such filing;

(g) to advise the Underwriters promptly of the happening of any event within the period during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with any sale of Units, which event could require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and to advise the Underwriters promptly if, during such period, it shall become necessary to amend or supplement the Prospectus to cause the Prospectus to comply with the requirements of the Act, and, in each case, during such time, subject to Section 4(e) hereof, to prepare and furnish, at the Company’s expense, to the Underwriters promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change or to effect such compliance;

(h) to make generally available (within the meaning of Rule 158 under the Act) to its security holders, and, if not available on the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”), to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act) as soon as is reasonably practicable after the termination of such twelve-month period but in any case not later than the date determined in accordance with the provisions of the last paragraph of Section 11(a) of the Act and Rule 158(c) thereunder;

(i) to furnish to you two (2) copies of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and sufficient copies of the foregoing (other than exhibits) for distribution of a copy to each of the other Underwriters;

(j) if requested by you, to furnish to you as early as practicable prior to the time of purchase and any additional time of purchase, as the case may be, but not later than two business days prior thereto, a copy of the latest available unaudited interim and monthly consolidated financial statements, if any, of the Company which have been read by the Company’s independent registered public accountants, as stated in their letter to be furnished pursuant to Section 6(b) hereof, provided, however, that the Company shall not be required to furnish any materials pursuant to this clause if such materials are available via EDGAR;

(k) to apply the net proceeds from the sale of the Units in the manner set forth under the caption “Use of Proceeds” in the Prospectus and to file such reports with the Commission with respect to the sale of the Units and the application of the proceeds therefrom as may be required by Rule 463 under the Act;

(l) to pay all costs, expenses, fees and taxes in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus or the Prospectus and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters and to dealers (including costs of mailing and shipment), (ii) the registration, issue, sale and delivery of the Units including any stock or transfer taxes and stamp or similar duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iii) the producing, word processing and/or printing of this Agreement, any dealer agreements and any closing documents (including compilations thereof) and the reproduction and/or printing and furnishing of copies of each thereof to the Underwriters and (except closing documents) to dealers (including costs of mailing and shipment, (iv) the qualification of the Units for offering and sale under state or foreign laws and the determination of their eligibility for investment under state or foreign law (including the legal fees and filing fees and other disbursements of counsel for the Underwriters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (v) any listing of the Units on any securities exchange or qualification of the Units for quotation on the NASDAQ and any registration thereof under the Exchange Act, (vi) any filing for review of the public offering of the Units by FINRA, including the legal fees (not to exceed $30,000) and filing fees and other disbursements of counsel to the Underwriters relating to FINRA matters, (vii) the fees and disbursements of any transfer agent or registrar for the Units, (viii) the costs and expenses of the Company relating to presentations or meetings undertaken in connection with the marketing of the offering and sale of the Units to prospective investors and the Underwriters’ sales forces, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel, lodging and other expenses incurred by the officers of the Company and any such consultants, and the cost of any pre-approved aircraft chartered in connection with the road show, the costs of all Exempt Oral Communications and Covered Exempt Written Communications, (ix) the costs and expenses of qualifying the Units for inclusion in the book-entry settlement system of the DTC, (x) the preparation and filing of the Exchange Act Registration Statement, including any amendments thereto, and (xi) the performance of the Company’s other obligations hereunder;

(m) beginning on the date hereof and ending on, and including, the date that is 180 days after the date of the Prospectus (the “Lock-Up Period”), without the prior written consent of UBS, not to (i) issue, sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, with respect to, any Unit or any other securities of the Company that are substantially similar to the Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (ii) file or cause to become effective a registration statement under the Act relating to the offer and sale of any Unit or any other securities of the Company that are substantially similar to the Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, (iii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Units or any other securities of the Company that are substantially similar to the Units, or any securities convertible into or exchangeable or exercisable for, or any warrants or other rights to purchase, the foregoing, whether any such transaction is to be settled by delivery of Units or such other securities, in cash or otherwise or (iv) publicly announce an intention to effect any transaction specified in clause (i), (ii) or (iii), except, in each case, that the Company may (a) issue and sell the Private Placement Warrants, (b) issue and sell the Additional Units on exercise of the option provided for in Section 1 hereof, (c) register with the Commission pursuant to the Registration Rights Agreement, in accordance with the terms of the Registration Rights Agreement, the resale of the Founder Shares and the Warrants and Common Stock issuable upon exercise of the Warrants, (d) issue securities in connection with a Business Combination and (e) issue and sell Forward Purchase Units or Forward Purchase Founder Shares;

(n) at least one business day prior to the time of purchase, if the Macquarie Sponsor shall have caused the purchase price for the Private Placement Warrants to be wired to the Company, the Company shall direct the trustee under the Trust Agreement to deposit such funds into the Trust Account and to hold such funds in escrow therein;

(o) prior to the time of purchase or any additional time of purchase, as the case may be, to provide you with reasonable advance notice of and opportunity to comment on any press release or other communication directly or indirectly and hold no press conferences with respect to the Company, the financial condition, results of operations, business, properties, assets, or liabilities of the Company, or the offering of the Units, and to issue no such press release or communications or hold such press conference without your prior consent;

(p) not, at any time at or after the execution of this Agreement, to, directly or indirectly, offer or sell any Units by means of any “prospectus” (within the meaning of the Act), or use any “prospectus” (within the meaning of the Act) in connection with the offer or sale of the Units, in each case other than the Prospectus;

(q) not to take, directly or indirectly, any action designed, or which will constitute, or has constituted, or might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units;

(r) to use its best efforts to cause the Units, including the shares of Common Stock, the Rights and the Public Warrants, to be listed for quotation on the NASDAQ and to maintain the listing of the Units, including the Common Stock, the Rights and the Public Warrants, for quotation on the NASDAQ;

(s) for a period commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the distributions of the Trust Account to the Public Stockholders in connection with the redemption of shares of Common Stock held by the Public Stockholders pursuant to the terms of the Company’s Amended and Restated Certificate of Incorporation, as amended, if the Company fails to consummate a Business Combination (the “Liquidation”) occurs, the Company will use its best efforts to maintain the registration of the Units, Common Stock and Warrants under the provisions of the Exchange Act, except, in the case of the Units, after the completion of a Business Combination; the Company will not deregister the Units, Common Stock or Warrants under the Exchange Act (except, in the case of the Units, after the completion of a Business Combination) without the prior written consent of UBS;

(t) the Company shall, on the date hereof, retain its independent registered public accounting firm to audit the balance sheet of the Company as of the time of purchase (the “Audited Balance Sheet”) reflecting the receipt by the Company of the proceeds of the Offering at the time of purchase; as soon as the Audited Balance Sheet becomes available, the Company shall promptly, but not later than four business days after the time of purchase, file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Balance Sheet; additionally, upon the Company’s receipt of the proceeds from the exercise of all or any portion of the Over-Allotment Option provided for in Section 1 hereof, the Company shall promptly, but not later than four business days after the receipt of such proceeds, file a Current Report on Form 8-K with the Commission, which report shall disclose the Company’s sale of the Additional Units and its receipt of the proceeds therefrom;

(u) for a period commencing on the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Common Stock and Warrants cease to be publicly traded, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Quarterly Report on Form 10-Q and the mailing, if any, of quarterly financial information to stockholders;

(v) for a period commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs, the Company shall, to the extent such information or documents are not otherwise publicly available, upon written request from UBS, furnish to UBS copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of securities, and promptly furnish to UBS: (i) a copy of such registration statements, financial statements and periodic and special reports as the Company shall be required to file with the Commission and from time to time furnishes generally to holders of any such class of its securities; and (ii) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as UBS may from time to time reasonably request, all subject to the execution of a satisfactory confidentiality agreement;

(w) for a period commencing at the Effective Time and ending at least five (5) years from the date of the consummation of the Business Combination or until such earlier time at which the Liquidation occurs or the Common Stock and Warrants cease to be publicly traded, the Company shall retain a warrant agent;

(x) in no event will the amounts payable by the Company for office space and secretarial and administrative services exceed $10,000 per month in the aggregate until the earlier of the date of the consummation of the Business Combination or the Liquidation;

(y) the Company will not consummate a Business Combination with any entity that is affiliated with any Sponsor, MS Hercules, JL Hercules or any of the Company’s officers or directors unless it obtains an opinion from a qualified independent accounting firm or an independent investment banking firm which is a member of FINRA that such Business Combination is fair to the Company’s stockholders from a financial point of view; other than as set forth in this subsection, the Company shall not pay any Sponsor or its affiliates or any of the Company’s executive officers, directors or any of their respective affiliates any fees or compensation for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided however, that such officers, directors and affiliates (i) may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on the Company’s behalf to the extent that such expenses do not exceed the amount of available proceeds not deposited in the Trust Account; (ii) may be repaid loans as described in the Registration Statement; (iii) may receive customary financial advisory fees in connection with a Business Combination; and (iv) may be paid $10,000 per month for office space, utilities and secretarial support pursuant to the Administrative Services Agreement;

(z) for a period of 90 days following the Effective Time, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, or has provided or will provide any investment banking, financial, advisory and/or consulting services to the Company, the Company agrees that it shall promptly provide to FINRA (via a FINRA submission), UBS and counsel for the Underwriters a notification prior to entering into the agreement or transaction relating to a potential Business Combination: (i) the identity of the person or entity providing any such services; (ii) complete details of all such services and copies of all agreements governing such services prior to entering into the agreement or transaction; and (iii) justification as to why the value received by any person or entity for such services is not underwriting compensation for the Offering; the Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer materials or proxy statement, as applicable, which the Company may file in connection with the Business Combination for purposes of offering redemption of shares held by its stockholders or for soliciting stockholder approval, as applicable;

(aa) the Company shall advise FINRA, UBS and counsel for the Underwriters if the Company is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a member of FINRA participating in the distribution of the Company’s Securities;

(bb) the Company shall cause the proceeds of the Offering and the sale of the Private Placement Warrants to be held in the Trust Account to be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act as set forth in the Trust Agreement and disclosed in the Preliminary Prospectus and the Prospectus; the Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act; furthermore, once the Company consummates a Business Combination, it will not be required to register as an investment company under the Investment Company Act;

(cc) during the period prior to the Company’s initial Business Combination or Liquidation, the Company may instruct the trustee under the Trust Agreement to release from the Trust Account, solely from interest income earned on the funds held in the Trust Account, the amounts necessary to pay taxes; otherwise, all funds held in the Trust Account (including any interest income earned on the amounts held in the Trust Account (which interest shall be net of taxes payable)) will remain in the Trust Account until the earlier of the consummation of the Company’s initial Business Combination or the Liquidation; provided, however, that in the event of the Liquidation, up to $50,000 of interest income may be released to the Company if the proceeds of the Offering held outside of the Trust Account are not sufficient to cover the costs and expenses associated with implementing the Company’s plan of dissolution;

(dd) the Company will reserve and keep available that maximum number of its authorized but unissued securities that are issuable upon exercise of any of the Warrants (including the Private Placement Warrants issued or issuable to the Macquarie Sponsor as a constituent of the Forward Purchase Units) outstanding from time to time;

(ee) the Company will reserve and keep available that maximum number of its authorized but unissued securities that are underlying the Rights (including the Rights issued or issuable to the Macquarie Sponsor as a constituent of the Forward Purchase Units) outstanding from time to time;

(ff) prior to the consummation of a Business Combination or the Liquidation, the Company shall not issue any shares of Common Stock, Warrants or any options or other securities convertible into or exercisable or exchangeable for Common Stock, or any shares of preferred stock, in each case, that participate in any manner in the Trust Account or that vote as a class with the Common Stock on a Business Combination;

(gg) the Company’s independent directors will review on a quarterly basis all payments made to any Sponsor, to the Company’s officers or directors, or to the Company’s or any of such other persons’ respective affiliates;

(hh) the Company agrees that it will use commercially reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including, but not limited to, using its best efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period;

(ii) to the extent required by Rule 13a-15(e) under the Exchange Act, the Company will maintain “disclosure controls and procedures” (as defined under Rule 13a-15(e) under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(jj) as soon as legally required to do so, the Company and its directors and officers, in their capacities as such, shall take all actions necessary to comply with any provision of the Sarbanes-Oxley Act of 2002, including Section 402 related to loans and Sections 302 and 906 related to certifications, and to comply with the NASDAQ Marketplace Rules;

(kk) the Company shall not take any action or omit to take any action that would cause the Company to be in breach or violation of its Amended and Restated Certificate of Incorporation, as amended, or its Bylaws, as amended;

(ll) the Company will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses, lenders or other entities with which it does business enter into agreements waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the Public Stockholders;

(mm) the Company may consummate the initial Business Combination and conduct redemptions of shares of Common Stock for cash upon consummation of such Business Combination without a stockholder vote pursuant to Rule 13e-4 and Regulation 14E of the Exchange Act, including the filing of tender offer documents with the Commission; such tender offer documents will contain substantially the same financial and other information about the initial Business Combination and the redemption rights as is required under the Commission’s proxy rules and will provide each stockholder of the Company with the opportunity prior to the consummation of the initial Business Combination to redeem the shares of Common Stock held by such stockholder for an amount of cash equal to (A) the aggregate amount then on deposit in the Trust Account representing (x) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (y) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by (B) the total number of shares of Common Stock sold as part of the Units in the Offering (the “Public Shares”) then outstanding; if, however, the Company elects not to file such tender offer documents, a stockholder vote is required by law in connection with the initial Business Combination, or the Company decides to hold a stockholder vote for business or other legal reasons, the Company will submit such Business Combination to the Company’s stockholders for their approval (“Business Combination Vote”); with respect to the initial Business Combination Vote, if any, the Sponsors have agreed to vote all of their Founder Shares and any other shares of Common Stock purchased during or after the Offering in favor of the Company’s initial Business Combination; if the Company seeks stockholder approval of the initial Business Combination, the Company will offer to each Public Stockholder holding shares of Common Stock the right to have its shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules of the Commission at a per share redemption price (the “Redemption Price”) equal to (I) the aggregate amount then on deposit in the Trust Account representing (1) the proceeds held in the Trust Account from the Offering and the sale of the Private Placement Warrants and (2) any interest income earned on the funds held in the Trust Account (which interest shall be net of taxes payable), divided by (II) the total number of Public Shares then outstanding; if the Company seeks stockholder approval of the initial Business Combination, the Company may proceed with such Business Combination only if a majority of the outstanding shares voted by the stockholders at a duly-held stockholders meeting are voted to approve such Business Combination; if, after seeking and receiving such stockholder approval, the Company elects to so proceed, it will redeem shares, at the Redemption Price, from those Public Stockholders who affirmatively requested such redemption; only Public Stockholders holding shares of Common Stock who properly exercise their redemption rights, in accordance with the applicable tender offer or proxy materials related to such Business Combination, shall be entitled to receive distributions from the Trust Account in connection with an initial Business Combination, and the Company shall pay no distributions with respect to any other holders or shares of capital stock of the Company in connection therewith; in the event that the Company does not effect a Business Combination by twenty-four (24) months from the closing of the Offering, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem 100% of the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes payable and less up to $50,000 of such net interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and subject to the requirement that any refund of income taxes in excess of $50,000 that were paid from the Trust Account that is received after the redemption shall be distributed to the former Public Stockholders, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law; only Public Stockholders holding shares of Common Stock included in the Units shall be entitled to receive such redemption amounts and the Company shall pay no such redemption amounts or any distributions in liquidation with respect to any other shares of capital stock of the Company; the Company will not propose any amendment to its Amended and Restated Certificate of Incorporation that would affect the substance or timing of the Company’s obligation to redeem 100% of the outstanding Public Shares if the Company has not consummated a Business Combination within twenty-four (24) months from the closing of the Offering, as described in Section 9.2(d) of the Company’s Amended and Restated Certificate of Incorporation, unless the Company offers the right to redeem in connection with such amendment;

(nn) in the event that the Company desires or is required by an applicable law or regulation to cause an announcement (“Business Combination Announcement”) to be placed in The Wall Street Journal, The New York Times or any other news or media publication or outlet or to be made via a public filing with the Commission announcing the consummation of the Business Combination that indicates that the Underwriters were the underwriters in the Offering, the Company shall supply the representative with a draft of the Business Combination Announcement and provide the representative with a reasonable advance opportunity to comment thereon, subject to the agreement of the Underwriters to keep confidential such draft announcement in accordance with UBS’s standard policies regarding confidential information;

(oo) upon the consummation of the initial Business Combination, the Company will pay to the Underwriters the Deferred Discount; payment of the Deferred Discount will be made out of the proceeds of this offering held in the Trust Account; the Underwriters shall have no claim to payment of any interest earned on the portion of the proceeds held in the Trust Account representing the Deferred Discount; if the Company fails to consummate its initial Business Combination within by twenty-four (24) months from the closing of the Offering, the Deferred Discount will not be paid to the Underwriters and will, instead, be included in the Liquidation distribution of the proceeds held in the Trust Account made to the Public Stockholders; in connection with any such Liquidation, the Underwriters forfeit any rights or claims to the Deferred Discount; up to $0.05 per Unit may be paid solely at the discretion of the Company’s management team if paid at all, and if paid, may be paid to third parties other than the Underwriters, in the Company’s sole and absolute discretion, that assist the Company in consummating its initial Business Combination;

(pp) for so long as the Company is subject to the reporting requirements of Section 13(g) or 15(d) of the Exchange Act, to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock; and

(qq) to announce the Underwriters’ intention to release any director or “officer” (within the meaning of Rule 16a-1(f) under the Exchange Act) of the Company from any of the lock-up restrictions imposed by any Insider Letter, by issuing, through a major news service, a press release, the form of which is attached as Exhibit A hereto, that is satisfactory to UBS promptly following the Company’s receipt of any notification from UBS in which the Underwriters indicate such intention, but in any case not later than the close of the second business day prior to the date on which such release or waiver is to become effective; provided, however, that nothing shall prevent UBS, on behalf of the Underwriters, from announcing the same through a major news service, irrespective of whether the Company has made the required announcement; and further provided that no such announcement shall be made of any release or waiver granted solely to permit a transfer of securities that is not for consideration and where the transferee has agreed in writing to be bound by the terms of an Insider Letter.

5. Reimbursement of the Underwriters’ Expenses. If, after the execution and delivery of this Agreement, the Units are not delivered for any reason other than the termination of this Agreement pursuant to the fifth paragraph of Section 8 hereof or the default by one or more of the Underwriters in its or their respective obligations hereunder, the Company shall, in addition to paying the amounts described in Section 5(l), reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of their counsel.

6. Conditions of the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof, at the time of purchase and, if applicable, at the additional time of purchase, the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a) The Company shall furnish to you at the time of purchase and, if applicable, at the additional time of purchase, an opinion of Ellenoff Grossman & Schole LLP, counsel for the Company, addressed to the Underwriters, and dated the time of purchase or the additional time of purchase, as the case may be, with executed copies for each Underwriter, and in form and substance satisfactory to UBS.

(b) You shall have received from Marcum LLP letters dated, respectively, the date of this Agreement, the date of the Prospectus, the time of purchase and, if applicable, the additional time of purchase, and addressed to the Underwriters (with executed copies for each Underwriter ) in the forms satisfactory to UBS, which letters shall cover, without limitation, the various financial disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus.

(c) You shall have received at the time of purchase and, if applicable, at the additional time of purchase, the favorable opinion of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, dated the time of purchase or the additional time of purchase, as the case may be, in form and substance reasonably satisfactory to you.

(d) No Prospectus or amendment or supplement to the Registration Statement or the Prospectus shall have been filed to which you shall have objected in writing.

(e) The Registration Statement, the Exchange Act Registration Statement and any registration statement required to be filed, prior to the sale of the Units, under the Act pursuant to Rule 462(b) shall have been filed and shall have become effective under the Act or the Exchange Act, as the case may be. If Rule 430A under the Act is used, the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act at or before 5:30 P.M., New York City time, on the second full business day after the date of this Agreement (or such earlier time as may be required under the Act).

(f) Prior to and at the time of purchase, and, if applicable, the additional time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act; (ii) the Registration Statement and all amendments thereto shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (iii) neither the Preliminary Prospectus nor the Prospectus, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; (iv) no Disclosure Package, and no amendment or supplement thereto, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; and (v) none of the Permitted Exempt Written Communications, if any, shall include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

(g) The Company will, at the time of purchase and, if applicable, at the additional time of purchase, deliver to you a certificate of its Chief Executive Officer and its Chief Financial Officer, dated the time of purchase or the additional time of purchase, as the case may be, in the form attached as Exhibit B hereto.

(h) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement, any Preliminary Prospectus or the Prospectus as of the time of purchase and, if applicable, the additional time of purchase, as you may reasonably request.

(i) The Company shall have furnished to you at the time of purchase and deliver to you executed copies of the Trust Agreement, the Warrant Agreement, the Rights Agreement, the Subscription Agreements, the Securities Assignment Agreements, the Contingent Forward Purchase Contract, the Warrant Subscription Agreement, the Cancellation Agreement, the Registration Rights Agreement, the Insider Letters and the ROFR Letter.

(j) The Units shall have been approved for quotation on the NASDAQ, subject only to notice of issuance and evidence of satisfactory distribution at or prior to the time of purchase or the additional time of purchase, as the case may be.

(k) FINRA shall not have raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

7. Effective Date of Agreement; Termination. This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

The obligations of the several Underwriters hereunder shall be subject to termination in the absolute discretion of UBS, if (1) since the time of execution of this Agreement or the earlier respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus there has been any change or any development involving a prospective change in the business, properties, management, financial condition or results of operations of the Company , the effect of which change or development is, in the sole judgment of UBS, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus or (2) since the time of execution of this Agreement, there shall have occurred: (A) a suspension or material limitation in trading in securities generally on the NYSE, the American Stock Exchange or the NASDAQ; (B) a suspension or material limitation in trading in the Company’s securities on the NASDAQ; (C) a general moratorium on commercial banking activities declared by either federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (D) an outbreak or escalation of hostilities or acts of terrorism involving the United States or a declaration by the United States of a national emergency or war; or (E) any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (D) or (E), in the sole judgment of UBS, makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Units on the terms and in the manner contemplated in the Registration Statement, the Disclosure Package and the Prospectus, or (3) since the time of execution of this Agreement, there shall have occurred any downgrading, or any notice or announcement shall have been given or made of: (A) any intended or potential downgrading or (B) any watch, review or possible change that does not indicate an affirmation or improvement in the rating accorded any securities of or guaranteed by the Company by any “nationally recognized statistical rating organization,” as that term is defined in Rule 436(g)(2) under the Act.

If UBS elects to terminate this Agreement as provided in this Section 7, the Company and each other Underwriter shall be notified promptly in writing.

If the sale to the Underwriters of the Units, as contemplated by this Agreement, is not carried out by the Underwriters for any reason permitted under this Agreement, or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(l), 5 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

8. Increase in Underwriters’ Commitments. Subject to Sections 6 and 7 hereof, if any Underwriter shall default in its obligation to take up and pay for the Firm Units to be purchased by it hereunder (otherwise than for a failure of a condition set forth in Section 6 hereof or a reason sufficient to justify the termination of this Agreement under the provisions of Section 7 hereof) and if the number of Firm Units which all Underwriters so defaulting shall have agreed but failed to take up and pay for does not exceed 10% of the total number of Firm Units, the non-defaulting Underwriters (including the Underwriters, if any, substituted in the manner set forth below) shall take up and pay for (in addition to the aggregate number of Firm Units they are obligated to purchase pursuant to Section 1 hereof) the number of Firm Units agreed to be purchased by all such defaulting Underwriters, as hereinafter provided. Such Units shall be taken up and paid for by such non-defaulting Underwriters in such amount or amounts as you may designate with the consent of each Underwriter so designated or, in the event no such designation is made, such Units shall be taken up and paid for by all non-defaulting Underwriters pro rata in proportion to the aggregate number of Firm Units set forth opposite the names of such non-defaulting Underwriters in Schedule A.

Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Firm Units hereunder unless all of the Firm Units are purchased by the Underwriters (or by substituted Underwriters selected by you with the approval of the Company or selected by the Company with your approval).

If a new Underwriter or Underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provision, the Company or you shall have the right to postpone the time of purchase for a period not exceeding five business days in order that any necessary changes in the Registration Statement and the Prospectus and other documents may be effected.

The term “Underwriter” as used in this Agreement shall refer to and include any Underwriter substituted under this Section 8 with like effect as if such substituted Underwriter had originally been named in Schedule A hereto.

If the aggregate number of Firm Units which the defaulting Underwriter or Underwriters agreed to purchase exceeds 10% of the total number of Firm Units which all Underwriters agreed to purchase hereunder, and if neither the non-defaulting Underwriters nor the Company shall make arrangements within the five business day period stated above for the purchase of all the Firm Units which the defaulting Underwriter or Underwriters agreed to purchase hereunder, this Agreement shall terminate without further act or deed and without any liability on the part of the Company to any Underwriter and without any liability on the part of any non-defaulting Underwriter to the Company. Nothing in this paragraph, and no action taken hereunder, shall relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

9. Indemnity and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its partners, directors, officers and members, any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and any “affiliate” (within the meaning of Rule 405 under the Act) of such Underwriter that sells Units on behalf of such Underwriter, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, any such Underwriter or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement or arises out of or is based upon any omission or alleged omission to state a material fact in the Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact included in any Prospectus (the term Prospectus for the purpose of this Section 9 being deemed to include any Preliminary Prospectus, the Prospectus and any amendments or supplements to the foregoing), in any "road show" (as defined in Rule 433 under the Act), in any Covered Exempt Written Communication, in any “issuer information” (as defined in Rule 433 under the Act) of the Company, which “issuer information” is required to be, or is, filed with the Commission, or in any Prospectus together with any combination of one or more Covered Exempt Written Communications, if any, or arises out of or is based upon any omission or alleged omission to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except, with respect to such Prospectus or any Permitted Exempt Written Communication, insofar as any such loss, damage, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, such Prospectus or Permitted Exempt Written Communication or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(b) Each Underwriter severally agrees to indemnify, defend and hold harmless the Company, its directors and officers, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the successors and assigns of all of the foregoing persons, from and against any loss, damage, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Act, the Exchange Act, the common law or otherwise, insofar as such loss, damage, expense, liability or claim arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact in such Registration Statement in connection with such information, which material fact was not contained in such information and which material fact was required to be stated in such Registration Statement or was necessary to make such information not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in, and in conformity with information concerning such Underwriter furnished in writing by or on behalf of such Underwriter through you to the Company expressly for use in, a Prospectus or a Permitted Exempt Written Communication, or arises out of or is based upon any omission or alleged omission to state a material fact in such Prospectus or Permitted Exempt Written Communication in connection with such information, which material fact was not contained in such information and which material fact was necessary in order to make the statements in such information, in the light of the circumstances under which they were made, not misleading.

(c) If any action, suit or proceeding (each, a “Proceeding”) is brought against a person (an “indemnified party”) in respect of which indemnity may be sought against the Company or an Underwriter (as applicable, the “indemnifying party”) pursuant to subsection (a) or (b), respectively, of this Section 9, such indemnified party shall promptly notify such indemnifying party in writing of the institution of such Proceeding and such indemnifying party shall assume the defense of such Proceeding, including the retention of counsel reasonably satisfactory to such indemnified party, and pay all legal or other fees and expenses related to such Proceeding or incurred in connection with such indemnified party’s enforcement of subsection (a) or (b) of this Section 9; provided, however, that the omission to so notify such indemnifying party shall not relieve such indemnifying party from any liability that such indemnifying party may have to any indemnified party or otherwise. The indemnified party or parties shall have the right to retain its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the retention of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such Proceeding, (ii) the indemnifying party shall not have, within a reasonable period of time in light of the circumstances, retained counsel to defend such Proceeding or (iii) such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from, additional to or in conflict with those available to such indemnifying party (in which case such indemnifying party shall not have the right to direct the defense of such Proceeding on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such indemnifying party and paid as incurred (it being understood, however, that such indemnifying party shall not be liable for the fees or expenses of more than one separate counsel (in addition to any local counsel) in any one Proceeding or series of related Proceedings in the same jurisdiction representing the indemnified parties who are parties to such Proceeding). The indemnifying party shall not be liable for any settlement of any Proceeding effected without its written consent, such indemnifying party agrees to indemnify and hold harmless the indemnified party or parties from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second sentence of this Section 9(c), then the indemnifying party agrees that it shall be liable for any settlement of any Proceeding effected without its written consent if (i) such settlement is entered into more than 60 business days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have fully reimbursed the indemnified party in accordance with such request prior to the date of such settlement and (iii) such indemnified party shall have given the indemnifying party at least 30 days’ prior notice of its intention to settle. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened Proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such Proceeding and does not include an admission of fault or culpability or a failure to act by or on behalf of such indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to an indemnified party under subsections (a) and (b) of this Section 9 or insufficient to hold an indemnified party harmless in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such losses, damages, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the aggregate public offering price of the Units. The relative fault of the Company on the one hand and of the Underwriters on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, damages, expenses, liabilities and claims referred to in this subsection shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating, preparing to defend or defending any Proceeding.

(e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in subsection (d) above. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by such Underwriter and distributed to the public were offered to the public exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting commitments and not joint.

(f) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of any Underwriter, its partners, directors, officers or members or any person (including each partner, officer, director or member of such person) who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its respective directors or officers or any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Units. The Company and each Underwriter agree promptly to notify each other of the commencement of any Proceeding against it and, in the case of the Company, against any of the Company’s officers or directors in connection with the issuance and sale of the Units, or in connection with the Registration Statement, any Preliminary Prospectus or the Prospectus.

10. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page of the Prospectus, the statements set forth in the seventh and fourteenth through nineteenth paragraphs under the caption “Underwriting” in the Prospectus, only insofar as such statements relate to the amount of selling concession and reallowance or to over-allotment and stabilization activities that may be undertaken by the Underwriters, and the fourth, fifth and twenty-fifth paragraphs under the caption “Underwriting” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters, as such information is referred to in Sections 3 and 9 hereof.

11. Notices. Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram or facsimile and, if to the Underwriters, shall be sufficient in all respects if delivered or sent to 1285 Avenue of the Americas, New York, New York 10019, Attention: Syndicate / Michael Ryan (facsimile: (212) 713-3371); if to the Company, shall be sufficient in all respects if delivered or sent to the Company at the offices of the Company at 3 Columbus Circle, 16th Floor, New York, NY 10019 (facsimile: (646) 619-4266), Attention: A. Lorne Weil, Chairman and Chief Executive Officer.

12. Governing Law; Construction. This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflicts of law principles thereof. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

13. Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Company and each Underwriter consents to jurisdiction of such courts and personal service with respect thereto. Each Underwriter and the Company hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party. Each Underwriter and the Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. The Company and each Underwriter agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Company and each Underwriter, respectively, and may be enforced in any other courts to the jurisdiction of which the Company and each Underwriter, respectively, is or may be subject, by suit upon such judgment.

14. Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters and the Company and to the extent provided in Section 9 hereof the controlling persons, partners, directors, officers, members and affiliates referred to in such Section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Agreement.

15. No Fiduciary Relationship. The Company hereby acknowledges that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Company’s securities. The Company further acknowledges that the Underwriters are acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s length basis, and in no event do the parties intend that the Underwriters act or be responsible as a fiduciary to the Company management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Company’s securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect. The Company and the Underwriters agree that they are each responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Company regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company. The Company and the Underwriters agree that the Underwriters are acting as principal and not the agent or fiduciary of the Company, and no Underwriter has assumed, and none of them will assume, any advisory responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Underwriter has advised or is currently advising the Company on other matters). The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Underwriters with respect to any breach or alleged breach of any fiduciary, advisory or similar duty to the Company in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions.

16. Counterparts. This Agreement may be signed by the parties in one or more counterparts which together shall constitute one and the same agreement among the parties.

17. Successors and Assigns. This Agreement shall be binding upon the Underwriters and the Company and their successors and assigns and any successor or assign of any substantial portion of the Company’s and any of the Underwriters’ respective businesses and/or assets.

18. Miscellaneous. UBS, an indirect, wholly owned subsidiary of UBS AG, is not a bank and is separate from any affiliated bank, including any U.S. branch or agency of UBS AG. Because UBS is a separately incorporated entity, it is solely responsible for its own contractual obligations and commitments, including obligations with respect to sales and purchases of securities. Securities sold, offered or recommended by UBS are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by a branch or agency, and are not otherwise an obligation or responsibility of a branch or agency.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

If the foregoing correctly sets forth the understanding among the Company and the several Underwriters, please so indicate in the space provided below for that purpose, whereupon this Agreement and your acceptance shall constitute a binding agreement among the Company and the Underwriters, severally.

Very truly yours,

Hydra Industries Acquisition Corp.

By:	/s/Martin E. Schloss
Name: Martin E. Schloss
Title: Executive Vice President

Accepted and agreed to as of the date first above written, on behalf of itself and the other several Underwriters named in Schedule A

UBS Securities LLC

By: UBS Securities LLC

By:	/s/Mitesh Hassamal
Name: Mitesh Hassamal
Title: Executive Director

By:	/s/Ana Kostreci
Name: Ana Kostreci
Title: Associate Director

SCHEDULE A

Underwriter	Number of Firm Units
UBS SECURITIES LLC	5,600,000
EARLYBIRDCAPITAL, INC.	2,400,000
Total	8,000,000

SCHEDULE B

Permitted Exempt Written Communications

Presentation dated September 2014

Pricing Information Provided Orally by Underwriters

Price per Unit to the public: $10.00

Number of Units Offered: 8,000,000

EXHIBIT A

[Form of Press Release]

Hydra Industries Acquisition Corp.

[●], 2014

Hydra Industries Acquisition Corp. (the “Company”) announced today that UBS Securities LLC, the lead book-running manager in the Company’s recent initial public offering of 8,000,000 Units, intends to [waive] [release] a lock-up restriction, along with the other underwriters of such offering whose consent is required, relating to [●] Units held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], 20[●], after which such shares may be sold or otherwise disposed of.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

A-2-1

EXHIBIT B

OFFICERS’ CERTIFICATE

Each of the undersigned, A. Lorne Weil, Chairman and Chief Executive Officer of Hydra Industries Acquisition Corp., a Delaware corporation (the “Company”), and Jeffrey S. Lipkin, Chief Financial Officer and Chief Operating Officer of the Company, on behalf of the Company, does hereby certify pursuant to Section 6(g) of that certain Underwriting Agreement dated October 24, 2014 (the “Underwriting Agreement”) between the Company and, on behalf of the several Underwriters named therein, UBS Securities LLC, that as of October 29, 2014:

1.	He has reviewed the Registration Statement, each Preliminary Prospectus and the Prospectus.

2.	The representations and warranties of the Company as set forth in the Underwriting Agreement are true and correct as of the date hereof and as if made on the date hereof.

3.	The Company has performed all of its obligations under the Underwriting Agreement as are to be performed at or before the date hereof.

4.	The conditions set forth in paragraph (f) of Section 6 of the Underwriting Agreement have been met.

Capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Underwriting Agreement.

B-1

In Witness Whereof, the undersigned have hereunto set their hands on this October 29, 2014.

By:
Name:	A. Lorne Weil
Title:	Chairman and Chief Executive Officer, Hydra Industries Acquisition Corp.

By:
Name:	Jeffrey S. Lipkin
Title:	Executive Vice President, Chief Financial Officer and Chief Operating Officer, Hydra Industries Acquisition Corp.

B-2